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                                                                    Exhibit 99.1

PRESS RELEASE

SOURCE: Aperian, Inc.

APERIAN RETIRES MAJORITY OF $30 MILLION DEBT

RENEGOTIATES LONG-TERM DEBT, CAPITALIZED LEASE OBLIGATIONS, BANDWIDTH CONTRACTS

TELECONFERENCE SCHEDULED TO DISCUSS PERFORMANCE, OUTLOOK

PHOENIX, Aug. 13 /PRNewswire/ -- Aperian, Inc. (Nasdaq: APRN - news) today announced it has retired its debt and lease obligations to Hewlett-Packard, Inc.
(HP). The company also reported it has renegotiated significant reductions in bandwidth commitments with carriers WorldCom, Inc. and Genuity, Inc.

Under terms of the HP agreement, Aperian has fully satisfied its $20 million loan, accrued interest and all lease obligations through a negotiated, one-time payment. Funds for the negotiated settlement were provided by a loan from the Swiss bank Pictet & Cie and partially guaranteed by the Goldman Sachs Group, Inc.

"We believe this cleanup will go a long way toward establishing shareholder confidence in the new management team and business model," said Chairman and CEO Kevin Craig. "Our focus will now be on execution of our business plan to become the premier integration and innovation partner in each of our markets," said Craig.

Renegotiation of the Genuity and WorldCom service agreements significantly reduces the company's long-term commitment to the bandwidth providers. More importantly, the renegotiated contracts greatly reduce bandwidth expenses that have hindered the financial performance of the company's Internet data centers.

Following its April 2001 merger with Phoenix-based Fourthstage Technologies, Aperian's focus shifted to the Fourthstage business model, which provides integration and professional as well as managed services to enterprise customers.

Teleconference, Annual Meeting Information:

Results for the period ended June 30, 2001 will be discussed during a conference call scheduled for this afternoon, August 13, 2001, 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Domestic callers should dial 1-800-633-8413 and international callers should dial 1-212-346-7481. On August 13th, parties may also listen to the call via the Internet by clicking here:
http://www.videonewswire.com/APERIAN/081301/ .

The company's annual meeting of shareholders is scheduled for this Wednesday, August 15, 2001. Items of note on the agenda include a request to change the company's name to
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Fourthstage Technologies, Inc. The company's common stock will begin trading on the Nasdaq Stock Market under the ticker symbol FOUR on Monday, August 20, 2001.

About the Company

Aperian is an enterprise integration, professional services, managed services and product development company that focuses on providing its enterprise customers with the latest innovations in architectures, infrastructures, professional services, applications and technology products. Armed with leading edge technologies from Sun Microsystems, Hewlett-Packard, Oracle, Veritas, Hitachi, StorageTek and Cisco Systems. Fourthstage Technologies, Inc. is a wholly owned subsidiary of Aperian, Inc.

The statements made by Aperian may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Aperian believes that its primary risk factors include, but are not limited to: the need for substantial financing requirements; the need for continued growth in the market for business-related Internet solutions; the need to develop effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; changes in technology; the number and size of competitors in its markets; changes in the law and regulatory policy; and the mix of product and services offered in Aperian's target markets. Additional discussion of these and other factors affecting Aperian's business and prospects is contained in Aperian periodic filings with the U.S. Securities and Exchange Commission. Aperian disclaims any proprietary interest in the marks and names of others.

    CONTACT:

    Media -- Colleen Ryan
    512-226-8600 or 602-776-0883
    cryan@fourthstage.com

    Investors -- Frank Milano
    512-771-8885
    fmilano@fourthstage.com

SOURCE: Aperian, Inc.